OPERATING MARGIN ENHANCEMENT PLAN
I.	Introduction.

This Special Margin Enhancement Plan (the "Plan") is established to create a special one-time incentive for managers of Bausch & Lomb Incorporated (the "Company") to achieve a company-wide [17%] operating margin, and thereby increase shareholder value.

II.	Plan Participants.

Employees of the Company who are in the mid-management band and above and are participants in the Company's Annual Incentive Compensation Plan or are otherwise selected to participate are eligible to participate in the Plan ("Participants").

III.	Definitions. Capitalized terms not otherwise defined when used in this Plan shall have the meanings given to them in the Company's Annual Incentive Compensation Plan.
IV.

Performance Measurement.

The purpose of this Plan is to incent overall Company performance to achieve an operating margin of [17%] in any one of fiscal years 2002, 2003 or 2004, prior to considering the cost of funding the payment of incentive under this Plan (the "Operating Margin Goal"). Operating margin will be defined as earnings before net financing expense, income taxes, minority interest, changes in accounting principles and gains/losses associated with sales of businesses divided by net sales.

V.

Incentive Calculation and Payment.

If the Company achieves the Operating Margin Goal in either of fiscal years 2002, 2003, or 2004, a special one-time incentive will be paid to Participants after the end of the year in which the Operating Margin Goal is achieved. This special one-time incentive shall be equal to the Standard Incentive Award, as such term is defined in the Company's Annual Incentive Compensation Plan, for each Participant for the year in which the Operating Margin Goal is achieved.

The special one-time incentive provided hereunder shall be paid only once if the Company achieves the Operating Margin Goal, and shall be in addition to any incentive paid or payable under any other plan of the Company, including the Company's Annual Incentive Compensation Plan.

Failure to achieve the Operating Margin Goal prior to December 25, 2004 shall result in no special incentive being paid hereunder.

VI.	Change in Status During Plan Year
A. New Hires and Promotions

        1.     A newly hired or recently promoted employee of the Company who becomes a Participant in the Plan after the date hereof shall be eligible for a full or partial incentive hereunder, if earned, depending on the date of such hiring or promotion as follows:

a. Hired or promoted before December 31, 2002 - 100% incentive;
b. Hired or promoted between January 1 and December 31, 2003 - 50% incentive;
c. Hired or promoted after January 1, 2004 - not eligible
Not withstanding the above, in order to earn all or any portion of an incentive hereunder, an employee must be a Participant for at least 50% of the year in which the award is earned.

        2.     Where an employee who is already a Participant is promoted in the year in which the Operating Margin Goal is achieved, the incentive shall be paid based on a pro-rated Standard Incentive
                Award percentage of base salary.

B. Terminations.

        1.     A Participant who terminates voluntarily from the Company or involuntarily other than under subparagraph VI B 2 below, in each case before the end of the year in which the Operating
                Margin Goal is achieved, will not be eligible for special incentive hereunder.

        2.     In cases of involuntary termination due to death, disability, reduction in work force, or the sale or closing of a plant or business unit after completion by the Participant of at least six months active employment as an eligible Participant in the Plan
                Year in which the Operating Margin Goal is achieved, a pro rata incentive will be calculated and paid.

C. Leave of Absence.

         An employee whose status as an active employee is changed
         during a Plan Year as a result of a leave of absence may, at the discretion of the Corporate Vice President Human Resources, be
         eligible for a pro rata incentive determined in the same way as in
         Subsection VI A.

D. Demotions.

        1.     An employee who is transferred into a non-eligible group of employees after having served six months during the year in which the Operating Margin Goal is achieved may be paid a
                pro-rata incentive hereunder if such arrangement is approved in advance by the Vice President Human Resources.

        2.     An employee who is transferred into a non-eligible group of employees prior to having served six months during the Plan
                Year in which the Operating Margin Goal is achieved in an
                eligible group of employees shall not be entitled to an incentive hereunder.

        3.     Where an employee is transferred from one position or band into a lower position or band, the incentive will be based on the band in which the employee spent the majority of year in which the Operating Margin Goal is achieved.

VII.	Change of Control.

Notwithstanding any other provision of this Plan, the Operating Margin Goal shall be deemed achieved and the special incentive bonus provided for hereunder shall be paid to Participants immediately if there is a change in control of the Company prior to December 25, 2004.

A change of control of the Company is defined as follows:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section are satisfied; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

VIII.	Miscellaneous.

A.     Amendments. The Committee on Management of the Board of
        Directors of the Company (the "Committee") shall have the right to modify or amend this Plan from time to time, or suspend it or terminate it entirely; provided that no such modification, amendment, suspension, or termination may, without the consent of any affected
        Participants (or beneficiaries of such Participants in the event of death), reduce the rights of any such Participants (or beneficiaries, as applicable) to a payment or distribution already payable under
        Plan terms in effect prior to such change.

B.    Role of the Committee. (i) Interpretation of the Plan. Any decision of the Committee with respect to any issue concerning individuals selected as Participants, the amount, terms, form and time of payment of bonuses, and interpretation of any Plan guideline, definition, term or requirement shall be final and binding.

        (ii) Appointment of the Administrator. The Committee may designate, from time to time, an Administrator to control and manage the operation and administration of the Plan. Any person, including a director, officer or an employee of the Employer is eligible for appointment as Administrator. The Administrator shall serve at the pleasure of the Committee. Vacancies arising by resignation death, removal or otherwise, shall be filled by the Committee. The
        Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the
        Committee or some other person. The Administrator's powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan.

        (iii) Adjustments. If any event occurs during a performance period which requires changes to preserve the incentive features of this
        Plan, the Committee may make appropriate upward or downward adjustments in the specified performance levels.

C.    Right to Continued Employment; Additional Awards. Participation in
        the Plan or the receipt of a bonus under the Plan shall not give the recipient any right to continued employment (such employment shall be "at will"), and the right and power to dismiss any employee is specifically reserved to the Company. In addition, the receipt of a bonus with respect to any Plan Year shall not entitle the recipient to any bonus with respect to any subsequent Plan Year, except as expressly provided in the Plan.

D. Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan any Federal or state taxes required by law to be withheld with respect to such payments.
E. Deferred Compensation. Participants may elect to defer all or part of a Bonus in accordance with the procedures set forth in the Company's Executive Deferred Compensation Plan.

F.    Interaction with Management Incentive Compensation Plan. Amounts payable under this Plan shall be offset against amounts actually paid to a Participant under the Bausch & Lomb Incorporated
        Management Incentive Compensation Plan, dated as of January 1,
        1998.

G. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New York.
BAUSCH & LOMB INCORPORATED
By: /s/ Ian Watkins
Ian Watkins Corporate Vice President Human Resources Dated: March 25, 2002